First BanCorp Investor Presentation August 2018 Exhibit 99.1

Forward-Looking Statements This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management's current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities, how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty about whether approvals by the New York FED will be provided for future payments of dividends to stockholders or for receiving dividends from FirstBank, or for making payments on trust preferred securities or subordinated debt, incurring, increasing or guaranteeing debt or repurchasing any capital securities, despite the consents that have enabled the Corporation to pay quarterly interest payments on the Corporation’s subordinated debentures associated with its trust preferred securities since the second quarter of 2016, and for future monthly dividends on the non-cumulative perpetual preferred stock, despite the consents that have enabled the Corporation to pay monthly dividends on its non-cumulative perpetual preferred stock since December 2016; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s common stockholders in the future due to the Corporation’s need to receive regulatory approvals to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

Compelling Value Proposition Our business model is diverse and scalable by segment (commercial, residential and consumer) and by unique markets (Puerto Rico, Southeast Florida & Eastern Caribbean). Our equity is valued at 105% of TBV (8/17/18) and at below 50% of the SNL bank index (205% of TBV). Our capital ratios are among top 5% of banks above $10 billion in assets. Successfully navigated challenging operating environment following a decade long recession. Recent economic data and inflow of funds are supporting post storm economic recovery in our market. Leadership team is experienced, cohesive, and credible. Dedicated to enhancing shareholder value through superior service and products for all our customers in all our markets. Supporting rebuilding efforts in our communities and poised for organic growth and strategic consolidation opportunities. Joining with private and public resources will drive balance sheet growth in Puerto Rico and consistent continued growth in Florida.

Franchise Overview Founded in 1948 Headquartered in San Juan, Puerto Rico with operations in PR, Eastern Caribbean (Virgin Islands) and Florida ~2,640 FTE employees(1) 2nd largest financial holding company in Puerto Rico with attractive business mix and substantial loan market share Florida presence with focus on serving southeast Florida region The largest depository institution in the US Virgin Islands with approximately 40% deposit market share Over 200 ATM machines and the largest ATM network in the Eastern Caribbean Region(2) A well-diversified operation with over 650,000 retail & commercial customers As of June 30, 2018. FTE = Full Time Equivalent. Eastern Caribbean Region or ECR includes United States and British Virgin Islands. Well-diversified with significant competitive strengths Eastern Caribbean Region 6% of Assets Southeast Florida 19% of Assets

Franchise Positioning Well-positioned Puerto Rico institution in a consolidating market Well-positioned Puerto Rico institution in a consolidating market Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 3/31/18. 1) Puerto Rico only. 2) Calculated as institution bank branches within a mile of an FBP branch as a percentage of total institution branches in Puerto Rico. Alphabetical order. Strong and uniquely positioned franchise in densely populated regions of core operating footprint Strong market share in loan portfolios facilitates customer relationship expansion and cross-sell to increase deposit share Long-term opportunity for additional consolidation Branch overlap of greater than 50% with five Puerto Rico institutions(2) 67 100% 60 50 52 1-mile branch overlap(2)

Diversified Business Model Across Regions Strong Capital and Operational Foundation to Support Growth 1) Originations include purchases, refinancings, and draws from existing revolving and non-revolving commitments. Consumer Banking Attractive branch network across densely populated regions in Puerto Rico, south Florida and the Eastern Caribbean Region Full suite of leading edge deposit products. Increased emphasis on transaction banking, mobile and remote channels Well-diversified, high-yielding consumer portfolio: auto; personal loans; and credit card portfolio Earnings growth focused on ongoing market share gains and product penetration via cross-selling activities —notably tied to mortgage, credit cards, personal loans and auto finance Average origination(1) volume over past 2 quarters of $251 million vs. $242 million in 4 quarters prior to the hurricanes Mortgage Banking Originate, sale & servicing model. Target majority conforming originations Production channels centered on expanding branch network vs. correspondents/brokers Fannie, Freddie and FHA Servicer Expanded mortgage origination capabilities focused on conforming and sales to secondary market Solidified 2nd position in Puerto Rico with 30% mortgage origination market share during 1Q 2018 Average origination(1) volume over the past 2 quarters of $151 million vs. $184 million in 4 quarters prior to hurricanes Commercial Lending Focus on small to middle market commercial and corporate borrowers across footprint. Complimented by full suite of deposit and business products Growth opportunities through rebuilding efforts in Puerto Rico following impact of 2017 hurricanes Building stronger transaction banking services to target market share opportunities Emphasis on cross-sell and core deposit gathering with recent launch of new products and services Average origination(1) volume over past 2 quarters of $366 million vs. $496 in 4 quarters prior to the hurricanes

Main market continues to show signs of economic recovery Financial industry performance in the aftermath of both Hurricanes Irma and Maria has exceeded original expectations and has triggered a re-assessment of our progress and corporate goals for 2018 to maximize our opportunities Several drivers of economic activity in the Puerto Rico region continue to show signs of stabilization, with employment levels improving each month and gas consumption/cement sales registering significant growth when compared to 2017 Moreover, improvement in consumer confidence is evidenced by recent increases in retail sales and Sales and Use Tax (SUT) collections Eastern Caribbean region is also registering similar progress towards recovery, while Florida’s regional economic backdrop maintains strong fundamentals in order to support further growth Electric Power Generation Lower than pre-Storm levels (at 91%), but improving month-over-month. Cement Sales Higher than pre-Storm levels (up 23.4% YoY June 2018) Gasoline Consumption Higher than pre-Storm levels (up 8.1% YoY June 2018) Unemployment Rate Lower than pre-Storm levels (9.1% July 2018 vs 10.6% September 2017) Drivers of Economic Activity Economic Performance Over the Last 12 Months Retail Sales ($ Billions) SUT Collections ($ Billions)

Significant inflow of disaster-related funds As a result of the extraordinary influx of both public and private funds, the economic backdrop for Puerto Rico and USVI has improved considerably Recent government reports suggest that approximately $62 billion in federal aid and private insurance disbursements will impact the Puerto Rico economy over the next 10 years Recently, the Federal Emergency Management Agency (“FEMA”) has stated that it expects to spend more than $40 billion over the next 5 to 10 years, out of which $12 billion have already been disbursed since the storms, which is higher than original government estimates Moreover, additional structural catalysts have been materializing over the past months including: The recognition of the Fiscal Oversight Board’s authority to impose a Fiscal plan and an annual budget, notwithstanding the local government’s resistance The announcement of preliminary agreements with government creditors These achievements should reduce market uncertainty regarding the government’s fiscal situation in coming years Overall deposits at local financial institutions have increased by $5.2 billion between September 2017 and June 2018 Federal Aid and Private Insurance Disbursements ($ in millions) Approximately + $62 billion over the next 10 years Source: New Fiscal Plan for Puerto Rico “Restoring Growth and Prosperity” – As certified by the Financial Oversight and Management Board for Puerto Rico - May 30, 2018

1) Core deposits are total deposits excluding brokered CDs. Favorable Funding Mix Total Deposit Composition (%) Core Deposits(1) ($ millions) Non-brokered deposits, excluding government deposits, increased $376 million YTD 2018 Reliance on brokered deposits declined $327 million YTD 2018 Non-interest bearing deposits continue to grow and now represent 25% of total deposits Multi-regional strategy to continue driving successful core deposit growth 2009 2Q 2018 Cost of Deposits Retail Commercial CDs & IRAs Public Funds

Geographic Diverse Business Model Sustains Portfolio

1 First BanCorp

Loan Portfolio ($ millions) | **Loan Originations* ($ millions)**



$8,899
$8,905
$8,883
$8,787
$8,721
37
28
33
91
81
3,728
3,746
3,698
3,614
3,542
122
129
111
79
85
1,728
1,728
1,750
1,735
1,775
3,283
3,274
3,291
3,268
3,238
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
$992
$666
$614
$684
$810
$922
538
335
332
335
377
484
9
11
13
11
9
12
265
208
176
217
284
242
180
112
93
121
140
184
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
3Q16 - 2Q17 Avg.
Residential Mortgage
Consumer & Finance Leases
Construction
Commercial
Loans HFS

Our island is showing signs of growth and we continue relying on our regional diversification:

2Q18 Loan Portfolio:

- The loan portfolio decreased $66.2 million mainly driven by loan pay-offs, notes sales and repayments
- While there were declines in the commercial and residential portfolios in Puerto Rico, consumer loans grew $41.8 million

2Q18 Origination Activity:

- Loan originations continue to improve up $126 million, with increases in all major categories approaching pre-hurricane levels
- Strong Florida loan originations; averaging $161 million over the past four quarters
- Loan origination pipeline is growing stronger for the second half of 2018

1) Including refinancing and draws from existing revolving and non-revolving commitments.

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Improving Core Performance Pre-tax pre-provision income of $61.4 million(1) average 4 quarters of $57.4 million Replacement of NPLs with performing loans should reduce provisioning needs Future earnings potential with a reduction in costs associated with managing NPLs and OREO Opportunities for income improvement with focused efforts on non-interest expense reduction Potential for additional loan growth opportunities Strong pre-tax pre-provision income with opportunities for additional efficiencies 1) See pre-tax pre-provision income reconciliation on page 34

Proactively Managing Asset Quality Commercial NPLs (Includes HFS) NPA Composition Residential Consumer Construction Commercial Loans HFS REO & Repo $621 $641 $575 $651 Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs. $637 Non-Performing Assets ($ millions) Focus remains on disposition of approximately $200 million of REO and loans HFS driven by increasing investor demand for assets in Puerto Rico Strong 2Q18 resolution efforts resulting in $108 million reduction of NPLs offset the inflows. Specifically, $51 million were brought current; $14 million were paid-off; $10 million were sold; and the remainder was charged-off or transferred to REO YTD NPAs decreased by $30 million to $621 million or 5.0% of assets:

Earnings Continue to Drive Significant Capital Formation Tangible Book Value per Share Capital Ratios (%) Equity is valued at 105% of TBV (8/17/18) and at below 50% of the SNL bank index (205% of TBV) Capital ratios are among top 5% of banks above $10 billion in assets Capital ratios are approximately 1,000 basis points above regulatory “Well Capitalized” ratios Capital return for shareholders is a top priority

Executing for Earnings Growth

First BanCorp

Puerto Rico

- **Opportunities for ongoing market share gains**
  - Largest opportunity on deposit products, electronic banking & transaction services
  - Growth in selected loan products for balanced risk/return to manage risk concentration and diversify income sources
  - FirstBank-branded credit card portfolio continues to broaden and deepen relationships, while diversifying revenue stream

SE Florida

- **Long-term demographic trends tailwind for growth**
  - Continued focus on core deposit growth, commercial and transaction banking and conforming residential mortgages
  - Lending teams generating growth in loan portfolio

Virgin Islands

- **Solidify leadership position by further increasing customer share of wallet**

Puerto Rico Market Share(1)

Goal: 20%

	Market Share	1Q 2018
Total Loans	17.7%	2
Branches	15.8%	2
Total Assets	14.6%	2
Deposits, net of brokered	11.0%	2
Mortgage Originations (QTD)	30.5%	2
MoneyExpress (<$5k)	26.6%	2
Commercial Loans	19.5%	2
Residential Mortgage	18.1%	2
Credit Cards	16.7%	2
Auto & Leasing	15.0%	3
Personal Loans	10.9%	4
ACH Transactions (#)	15.3%	2
ATM Terminals (#) - Bank Owned	13.7%	2
Debit Cards (#)	9.6%	2
POS Transactions ($)	9.7%	2

1) Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 3/31/18.

| 14

Stronger Franchise: Proven Success Implementing Strategic Plan Our business model is diverse and scalable by segment (commercial, residential and consumer) and by unique markets (Puerto Rico, Southeast Florida & Eastern Caribbean). Our equity is valued at 105% of TBV (8/17/18) and at below 50% of the SNL bank index (205% of TBV). Our capital ratios are among top 5% of banks above $10 billion in assets. Successfully navigated challenging operating environment following a decade long recession. Recent economic data and inflow of funds are supporting post storm economic recovery in our market. Leadership team is experienced, cohesive, and credible. Dedicated to enhancing shareholder value through superior service and products for all our customers in all our markets. Supporting rebuilding efforts in our communities and poised for organic growth and strategic consolidation opportunities. Joining with private and public resources will drive balance sheet growth in Puerto Rico and consistent continued growth in Florida.

Exhibits

Franchise History

1 First BanCorp

Our turnaround story

June 2010: Written Agreement with the FED and Consent Order with FDIC.

August 2010: Exchange of 89% Perpetual Preferred Stock for Common.

July 2010: The U.S. Treasury exchanged TARP preferred for convertible preferred.

Feb 2011: Sale of NPLs with book value of $269 million.

Feb-April 2011: Sale of $330 million of MBS and $518 mm of performing residential mortgages.

2010 | **2011** | **2012** | **2013** | **2014** | **2015** | **2016** | **2017**

October 2011: Private placement of $525 million in common stock. Lead investors included Thomas H. Lee & Oaktree.

October 2011: Conversion of the preferred held by the U.S. Treasury into 32.9 mm shares of common stock.

May 2012: Acquisition of a $406 million portfolio of FirstBank-branded credit cards from FIA.

March 2013: Sale of NPLs w/ BV of $218 mm & entered separate agreements for sale of NPLs with a book value of $99mm.

June 2013: Write-off of $66.6 mm collateral pledged to Lehman, sale of NPLs with book value of $203.8 mm and $19.2 mm of OREO.

August 2013: Completed secondary offering reducing ownership interest of U S Treasury and PE Investors.

Sept 2014: UST announced on Sept 9th its first predefined written trading plan, in which it will be selling its position in FBP.

Dec 2014: Partial recapture of DTA Valuation Allowance of $303 mm.

UST sold 4.4 mm shares. Ownership at 7.7%.

Feb 2015: Acquired 10 branches, over $500 mm in deposits & $325 mm of resi. mort. loans from FDIC as receiver for Doral.

April 2015: FDIC lifted Consent Order.

During 1Q UST sold 5.0 mm shares. Ownership at 4.8%.

May 2015: Sold $150 mm classified assets.

June 2015: DFAST results; severely-adv. scenario FBP exceeds well-capitalized threshold.

Jan 2016: Repurch. $10 million of trust preferred securities resulting in a $4.2 mm gain.

June 2016: Brought current accrued & unpaid int. on trust pref. secs.

Oct 2016: DFAST results; exceed well-cap ratios.

Dec 2016: Completed secondary offering reducing PE ownership to 14.5% each.

Feb 2017: Secondary offering reducing PE ownership to 9.2% each.

May 2017: UST sold remaining shares FBP.

Aug 2017: Completed secondary offering reducing PE ownership to 4.6% each.

Oct 2017: Written Agreement with Federal Reserve lifted.

($ in millions)

		2009	2Q 2018	Change ('09-'18)	% improvement
De-Risking of Balance Sheet	NPAs	$1,711	$622	$1,089	64%
	NPAs/assets	8.7%	5.0%	369 bps	
	Government exposure	$1,364	$213	$1,151	84%
Building Capital	Tier 1 Common Ratio	4.1%	19.7%	1564 bps	
	TCE / TA	3.2%	14.8%	1158 bps	
Enhanced Franchise Value	Core deposits	$5,108	$8,395	$3,287	64%
	Brokered deposits	$7,561	$823	$6,738	89%
	NIM	2.69%	4.49%	180 bps	

| 17

Our well-diversified business model within commercial, consumer and residential across three unique regions allows us to be agile when responding to growth opportunities Line of business diversification: Commercial represents 42%, residential represents 37% and consumer represents 21% of the total loan portfolio Geographic diversification: Revenue(1): 84% Puerto Rico; 10% Florida; and 6% ECR Loan Portfolio: 75% Puerto Rico; 19% Florida; and 6% ECR Total Deposits: 69% Puerto Rico; 17% Florida; and 14% ECR Diversity in Core Franchise Strengthening geographic and line of business diversification 2Q 2018 Total Deposits by Geography 1) YTD for quarter ended June 30, 2018. Revenues include interest income and non interest income as detailed in Note 23 – Revenue from Contracts with Customers of 6/30/18 10-Q. 2Q 2018 Consumer Loan Composition 2Q 2018 Residential Loans by Geography 2Q 2018 Commercial Loan Composition

Stock Profile Trading Symbol: FBP Exchange: NYSE Share Price (8/17/18): $8.79 Shares Outstanding (in 000’s as of 7/31/18): 217,184 Market Capitalization (8/17/18): $1.9 billion Average 3M Daily Volume: 1,791,540 Tangible Book Value per Share (6/30/18) $8.40 Price (8/17/18) to Tangible Book Value (6/30/18) 1.05x Beneficial Owner >5% Amount (000s) Percent of Class BlackRock Fund Advisors 26,698 12.29% The Vanguard Group, Inc. 19,087 8.33% Dimensional Fund Advisors 16,973 7.82% Frontier Capital Management 11,325 5.21%

FBP Stock Price Performance 8/3/17 PEs complete 20mm share secondary 11/30/16 PEs complete 21mm share secondary 2/2/17 PEs complete 23mm share secondary 5/10/17 US Treasury sells remaining 10mm share TARP Investment 11/8/16 Presidential election FBP showed strong institutional demand for shares during four liquidity events since the presidential election. Overall, Puerto Rico bank stocks lagged index performance, after early gains. 1) Source: SNL Financial. Information November 1, 2016 to Present. 9/6/17 Hurricane Irma makes landfall 9/20/17 Hurricane Maria makes landfall

Puerto Rico Bank Sector Price / TBV Performance Puerto Rico bank valuations continue to trail the broader market. 1) Source: SNL Financial. Information November 1, 2016 to Present.

2017 DFAST Results Under the 2017 Fed provided Severely Adverse Scenario, assuming a nine quarter average Real GDP Contraction of 6.35% and 17.0% Unemployment Rate in Puerto Rico, stressed capital ratios are 500 basis points above “Well Capitalized” regulatory capital requirements DFAST Projected Stressed Capital Ratios (Severely Adverse Scenario through Q1 2019) Source: First Bancorp 2017 Annual Company-Run Stress Test Results, Severely Adverse Scenario published October 31, 2017. Increase is mainly due to the effect of the overall reduction in balance sheet items throughout the projection period. Common Equity Tier-1 calculated under Basel III is a non-GAAP measure. Actual FBP - Changes in Capital Ratios Projected Capital Ratio Q4 2016 Basel III Impact PPNR PLLL Other1 Q1 2019 Total Risk-Based Capital 21.34% (1.89%) 2.25% (8.05%) 3.86% 17.51% Tier-1 Risk-Based Capital 17.74% (1.47%) 2.25% (8.05%) 3.15% 13.62% Common Equity Tier-1 (2) 17.74% (1.49%) 2.25% (8.05%) 2.72% 13.17% Tier-1 Leverage 13.70% (0.01%) 1.74% (6.21%) 1.94% 11.17%

Second Quarter 2018 Results

Second Quarter 2018 Highlights Profitability 2Q 2018 net income of $31.0 million, or $0.14 per diluted share, compared to $33.1 million in 1Q 2018 Adjusted pre-tax, pre-provision income of $61.4 million, compared to $60.7 million for 1Q 2018 Net interest income increased $5.8 million compared to 1Q 2018 Loan Portfolio Loan originations grew $126 million this quarter with increases in all major categories While overall loan portfolio decreased this quarter driven by pay-offs, note sales and repayments, our consumer portfolio showed positive growth in 2Q 2018 Core Deposits Deposits, net of government and brokered CDs, increased by $180.5 million to $7.6 billion. Most of this growth occurred in noninterest-bearing deposits, which grew 15%, or $297.3 million compared to the prior quarter Brokered certificates of deposit (CDs) decreased by $133.4 million in 2Q 2018 Government deposits increased by $104.6 million to $800.2 million as of 2Q 2018 Asset Quality Total NPAs decreased by $15.9 million to $621.3 million, or 5.0% of assets, in 2Q 2018 Provision for loan and lease losses decreased $1.0 million to $19.5 million compared to 1Q 2018 Net charge-off rate of 1.07% compared to 1.21% for the 1Q 2018 Capital 2Q 2018 capital position: Total Risk Based Capital Ratio of 23.48%; Tier 1 Ratio Risk Based Capital Ratio of 20.16%; and Leverage Ratio of 14.35% Tangible book value per common share of $8.40 compared to $8.32 in 1Q 2018

Results of Operations: Second Quarter Financial Highlights ($ in thousands, except per share data) Select Financial Information

Key Highlights Net Interest Income ($ millions) Net interest income increased $5.8 million in 2Q 2018. This increase was mainly due to: A $3.3 million increase in interest income on commercial and construction loans primarily due to the upward repricing of variable rate loans and interest collected on nonperforming loans. A $1.8 million increase in interest income from investment securities and interest-bearing cash balances due to both an increase of average balances and the Fed Funds rate. A $1.6 million increase in interest income on consumer loans, primarily due to a lower impact from non-performing loans and the positive effect of one additional day in the second quarter. This increase was partially offset by a decrease in interest income on residential mortgage loans due largely to lower average balance. GAAP NIM increased 9 basis points to 4.49%, primarily driven by the upward repricing of variable rate commercial loans and improved funding mix. Results of Operations: Net Interest Income

Key Highlights Adj. Non-Interest Income* ($ millions) * Non-GAAP adjusted non interest income – See Appendix page 35 for reconciliation. Non-interest income for 2Q 2018 amounted to $20.5 million, compared to $22.8 million for 1Q 2018. Non-interest income for 1Q 2018 included the $2.3 million gain on the repurchase at a discount of $23.8 million in trust preferred securities. Adjusted non-interest income, excluding the $2.3 million gain in 1Q 2018, remained flat. Mortgage banking saw a $0.7 million increase in revenues driven by a higher volume of sales in the secondary market. Service charges on deposit accounts increased $0.3 million related to an increase in cash management transactions for commercial clients. Other income increased $0.5 million due to higher merchant-related transaction fee income and credit and debit cards fees. Offset by a $1.6 million reduction in seasonal contingent commissions received in the prior quarter. Results of Operations: Non-Interest Income $20.5 $15.0 $20.5 $20.2 GAAP Non-Interest Income ($ millions) $15.0 $20.5 $18.6 $22.8 $20.5 $17.3

Results of Operations: Operating Expenses Non-interest expenses increased by $4.2 million in 2Q 2018 to $90.2 million. Non-interest expenses for 2Q 2018 included $0.7 million ($1.6 million in 1Q 2018) in storm-related costs substantially all included in occupancy and equipment. Excluding theses items, non-interest expenses increased $5.2 million this quarter due to: A $5.4 million increase in the adjusted net loss on OREO operations, primarily due to a $5.9 million increase in fair value adjustments of OREO properties. A $1.4 million increase in adjusted business promotion expenses, including a $0.9 million increase related to the timing of advertising, public relations, and sponsorship activities. These expenses were partially offset by: A $1.1 million decrease in employees’ compensation and benefits expenses driven by a $1.6 million seasonal decline in payroll taxes and bonus expenses, partially offset by headcount increase and certain severance payments. A $0.4 million decrease in adjusted occupancy and equipment costs, primarily related to certain software-support expenses renegotiated in the second quarter.

Key Highlights Net Charge-Offs ($ millions) Net charge-offs for 2Q 2018 were $23.4 million, or an annualized 1.07% of average loans, compared to $26.5 million, or an annualized 1.21% of average loans, in 1Q 2018. Allowance coverage ratio of 2.57% compared to 2.60% in 1Q 2018. The ratio of the allowance to NPLs held for investment was 52.97% as of 2Q 2018 compared to 54.82% as of 1Q 2018. Results of Operations: Net Charge-offs $25 $18 $48 $27 $23

Second Quarter 2018 Highlights: Capital Position Capital Ratios (%) Total stockholders’ equity amounted to $1.9 billion as of June 30, 2018, an increase of $24.6 million from March 31, 2018, mainly driven by the earnings generated in the first quarter, partially offset by a decrease in the fair value of available-for-sale investment securities recorded as part of other comprehensive income. Capital Ratios (%)

NPL Migration ($ in 000)

Second Quarter 2018 Highlights: PR Government Exposure ($ in millions) As of June 30, 2018, the Corporation had $213.2 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $213.4 million as of March 31, 2018. 86% of direct government exposure is to municipalities, which are supported by assigned property tax revenues.  As of June 30, 2018, the Corporation had $634.4 million of public sector deposits in Puerto Rico, compared to $541.4 million as of March 30, 2018. Approximately 31% is from municipalities and municipal agencies in Puerto Rico and 69% is from public corporations and the central government and agencies in Puerto Rico.

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision Income Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Non-interest Income Adjusted non-interest income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted non-interest income, as defined by management, represents non-interest income (loss) excluding certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is non-interest income adjusted to exclude gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives, the gain from recovery of investments previously written off, brokerage and insurance commissions from the sale of large fixed annuities contracts, and OTTI charges on debt securities, the gain on the repurchase and cancellation of trust preferred securities, the gain on sale of merchant contracts.